Exhibit 99.1

Canopy Growth Reports Third Quarter Fiscal Year 2023 Financial Results and Announces Canadian Business Transformation Plan

Company takes firm actions to transform Canadian business to enable growth and profitability

Announces cost reduction program of additional $140-$160 million to be realized over the next 12 months

Restructuring includes significant reduction in production footprint and headcount

SMITHS FALLS, ON, February 9, 2023 /PRNewswire/ - Canopy Growth Corporation ("Canopy Growth" or the "Company") (TSX:WEED) (NASDAQ: CGC) today announces its financial results for the third quarter ended December 31, 2022. Canopy Growth is also announcing significant changes to the Company's Canadian cannabis business. All financial information in this press release is reported in Canadian dollars, unless otherwise indicated.

Highlights

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Canopy Growth announced today that it is transitioning to an asset-light model in Canada by exiting cannabis flower cultivation in the Company's Smiths Falls, Ontario facility, ceasing the sourcing of cannabis flower from the Mirabel, Quebec facility, and moving to a third-party sourcing model for cannabis beverages, edibles, vapes, and extracts.
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Today’s changes come in addition to multiple cost reduction activities within FY2023, including the divestiture of Canopy Growth’s Canadian retail operations, the organizational restructuring of certain corporate functions, and the closure of the Scarborough, Ontario research facility.
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As a result of the cost reduction initiatives undertaken in fiscal 2023, the Company intends to close its 1 Hershey Drive facility in Smiths Falls, Ontario, in addition to reducing headcount across the business by approximately 60%, including 800 positions impacted by the changes announced today, of which 40% are impacted immediately.
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Management expects these cost reduction initiatives will reduce annual Cost of Goods Sold (“COGS”) and Selling, General & Administrative (“SG&A”) expenses by a combined $140-$160 million over the next 12 months, bringing the total cost reduction target to $240-$310 million inclusive of the reductions announced in April 2022.
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Canopy Growth continues to progress its U.S. strategy through Canopy USA, LLC ("CUSA") and is committed to remaining dual‑listed on the TSX and the Nasdaq.
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Based on our current revenue run rate and these cost reduction initiatives, management reaffirms its expectation to achieve positive Adjusted EBITDA in FY2024, with the exception of investment in BioSteel.

“Canopy must reach profitability to achieve our ambition of long-term North American cannabis market leadership. We are transforming our Canadian business to an asset-light model and significantly reducing the overall size of our organization. These changes are difficult but necessary to drive our business to profitability and growth."

David Klein, Chief Executive Officer

"The right-sizing of our Canadian business is expected to significantly reduce our cash costs. Canopy is firmly on the path to deliver at least quarterly breakeven adjusted EBITDA in our Canadian cannabis business in Fiscal 2024, even at current revenue run-rate."

Judy Hong, Chief Financial Officer

Third Quarter Fiscal 2023 Financial Summary

(in millions of Canadian dollars, unaudited)	Net Revenue	Gross margin percentage	Adjusted gross margin percentage[1]	Net loss	Adjusted EBITDA[2]	Free cash flow[3]

Reported	$101.2	(2%)	1%	$(266.7)	$(87.5)	$(145.8)
vs. Q3 FY2022	(28%)	(900 bps)	(1,200 bps)	(131%)	(30%)	13%

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1Adjusted gross margin is a non-GAAP measure, and for Q3 FY2023 excludes $3.6 million of restructuring costs recorded in cost of goods sold (Q3 FY2022 - excludes $3.1 million related to the flow-through of inventory step-up associated with the acquisition of Supreme Cannabis and $4.6 of restructuring costs recorded in cost of goods sold). See "Non-GAAP Measures".

2 Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".

3 Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Revenues:

Net revenue of $101 million in Q3 FY2023 declined 28% versus Q3 FY2022. The decrease is primarily attributable to increased competition in the Canadian adult-use cannabis market, the divestiture of C3 Cannabinoid Compound Company GmbH ("C³"), a decline in our U.S. CBD business, and softer performance from Storz & Bickel and This Works. When adjusting for both the impact of the divestiture of C3 and our Canadian retail business, revenues for the period decreased 23% in Q3 FY2023 versus Q3 FY2022.

Gross margin:

Reported gross margin in Q3 FY2023 was (2%) as compared to 7% in Q3 FY2022. Excluding non-cash restructuring costs recorded in COGS of $4 million, adjusted gross margin4 was 1%. Gross margin in Q3 FY2023 was impacted primarily by a decrease in the amount of payroll subsidies received from the Canadian government pursuant to a COVID-19 relief program, the divestiture of C3 and lower gross margins in the BioSteel business segment primarily attributable to the write-down of aged inventory, and higher distribution and warehousing costs. While lower production output and price compression in the Canadian adult‑use cannabis business continued to pressure gross margins, the Canadian cannabis segment saw an improvement in gross margins in Q3 FY2023 compared to Q3 FY2022 and compared to Q2 FY2023.

Operating expenses:

Total SG&A expenses in Q3 FY2023 increased by 5% versus Q3 FY2022, driven by year-over-year increases in acquisition-related expenses primarily relating to the Company’s previously announced transaction with respect to the formation of CUSA and higher General & Administrative (“G&A”) expenses. The increase in G&A expenses was primarily due to a decrease in the amount of payroll subsidies received from the Canadian government pursuant to a COVID-19 relief program. The decrease in Sales and Marketing expenses is net of the impact of incremental investments in BioSteel, relating to the activation of the National Hockey League ("NHL") partnership announced in July 2022. Excluding acquisition-related expenses, the impact of the disposition of C3 and the COVID-19 relief program, total SG&A expenses decreased 10% in Q3 FY2023 compared to the prior year period.

Net Loss:

Net Loss in Q3 FY2023 was $267 million, which is a $151 million increase in the net loss versus Q3 FY2022, driven primarily by non‑cash fair value changes and an increase in asset impairment and restructuring costs.

Adjusted EBITDA5:

Adjusted EBITDA loss in Q3 FY2023 was $88 million, a $21 million increase in Adjusted EBITDA loss versus Q3 FY2022 primarily driven by a decrease in the amount of payroll subsidies received from the Canadian government pursuant to a COVID-19 relief program.

Free Cash Flow6:

Free Cash Flow in Q3 FY2023 was an outflow of $146 million, a 13% decrease in outflow versus Q3 FY2022. Relative to Q3 FY2022, the decrease in outflow is due to the timing of certain payments in each period. Year-to-date Free Cash Flow in FY2023 is a 7% decrease in outflow versus the comparable period in FY2022, representing the impact of reduced capital expenditures and impacts of cost reduction actions, partially offset by investments in growth initiatives at BioSteel and costs related to the formation of CUSA.

Cash Position:

Cash and short-term investments amounted to $789 million at December 31, 2022, representing a decrease of $583 million from $1,372 million at March 31, 2022 reflecting the impact of cash used in operating activities, the first tranche of the term loan credit agreement repayment of $118 million, as well as cash used for acquisitions and investments, including the acquisition of the Verona, Virginia manufacturing facility for BioSteel and a premium payment made to obtain an option to acquire Acreage Holdings, Inc. ("Acreage") outstanding debt as part of the October 2022 CUSA announcement. Gross debt amounted to $1,206 million at December 31, 2022, representing a decline of $295 million from $1,501 million at March 31, 2022.

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[4] Adjusted gross margin is a non-GAAP measure, and for Q3 FY2023 excludes $3.6 million of restructuring costs recorded in cost of goods sold (Q3 FY2022 - excludes $3.1 million related to the flow-through of inventory step-up associated with the acquisition of Supreme Cannabis and $4.6 of restructuring costs recorded in cost of goods sold). See "Non-GAAP Measures".

[5] Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".

[6] Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Canopy USA strategy is expected to fast track entry into the U.S. cannabis market
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Canopy Growth continues to progress its U.S. strategy through CUSA and is committed to remaining dual-listed on the TSX and NASDAQ through continued engagement with NASDAQ on a path forward that is focused on delivering on the benefits of this transformational strategy. As a result of the formation of CUSA, the Company expects to reduce its annual operating expenditures through a more streamlined and singular approach to its U.S. strategy. In the near term, CUSA is expected to generate revenue and cost synergies by leveraging its brand portfolio, routes to market and operations of the full U.S. cannabis ecosystem while eliminating redundancies and the public company reporting costs of Acreage, all of which are expected to be realized while cannabis remains federally illegal in the United States.

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In light of NASDAQ's objections to the consolidation of CUSA into the financials of Canopy Growth, we are prepared to make changes to the structure of our interest in CUSA such that Canopy Growth would not be required to consolidate the financial results of CUSA into Canopy Growth’s financial statements, which may include: (1) reducing Canopy Growth’s economic interest in CUSA on an as-converted basis to no greater than 90%, (2) reducing the number of managers on CUSA’s board of managers from four to three, including, reducing Canopy Growth’s nomination right to a single manager, (3) modifying the terms of the Protection Agreement entered into with CUSA and CUSA’s Limited Liability Company Agreement in order to eliminate certain negative covenants and (4) modifying the terms of the agreements with third-party investors in CUSA to, among other things, remove their right to guaranteed returns.

Business Highlights
Aligning Canadian Cannabis Operations to Challenged Market Realities
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On April 26, 2022, the Company announced a series of initiatives to reduce costs and drive efficiency, which were expected to generate savings of $100-$150 million within 12-18 months of the announcement. To date, these initiatives have generated approximately $80 million in savings.

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Today, Canopy Growth announced the next series of comprehensive steps to align its Canadian cannabis operations and resources in response to unfavorable market realities, which include:
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Transitioning to an asset-light model by exiting cannabis flower cultivation in the Company's Smiths Falls, Ontario facility, ceasing the sourcing of cannabis flower from the Mirabel, Quebec facility and consolidating cultivation at existing facilities in Kincardine, Ontario and Kelowna, British Columbia;
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Moving to an adaptive third-party sourcing model for all cannabis beverages, edibles, vapes, and extracts which will enable the Company to select and bring to market exciting and exclusive formats without the required investment in R&D and production footprint;
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As a result of these changes, the Company intends to consolidate flower, pre-rolled joints, softgel, and oil manufacturing in Canopy Growth's current beverage production facility in Smiths Falls, Ontario. The Company will transition to a flexible sourcing strategy and migrate the existing genetics program to Quebec-based EXKA; and
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In addition to the closure of the Scarborough, Ontario facility in January 2023, the Company intends to close the 1 Hershey Drive facility in Smiths Falls, Ontario and is in active discussions with respect to restructuring the joint‑venture entity which holds cultivation facility in Mirabel, Quebec.

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Reflecting today's announcement and based on information currently available to Management, the Company expects to record estimated pre-tax charges of approximately $425 - $525 million, of which $25 - $40 million is expected to be cash charges. These pre-tax charges are expected to be substantially recorded in the current quarter and the first half of fiscal 2024. The charges the Company expects to incur in connection with these actions are preliminary estimates and are subject to a number of assumptions and risks, and actual results may differ materially. The Company may also incur other material charges[7] not currently contemplated due to events that may occur as a result of, or in connection with, these actions.

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7 All figures reported above with respect to the pre-tax charges are preliminary and are unaudited and subject to change and adjustment as the Company prepares its consolidated financial statements for the years ended March 31, 2023, and March 31, 2022. Accordingly, investors are cautioned not to place undue reliance on the foregoing information. The Company does not intend to provide preliminary results in the future. The preliminary results provided in this news release constitute "forward-looking information" and "forward-looking statements" within the meaning of applicable Canadian and U.S. securities laws, are based on several assumptions and are subject to a number of risks and uncertainties. Actual results may differ materially. See " Notice Regarding Forward Looking Statements" below.

New standalone Canadian cannabis business unit expected to increase agility and accountability, benefit from brand and SKU optimization
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The Canadian cannabis business has been reorganized as a standalone business unit, which will have single point of accountability for commercial operations, allowing for agility and accountability. Early progress to-date in Q3 FY2023, shows that customer order fill rates have increased by over 20%, to above 90% in the current quarter.

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The Company's Canadian cannabis business unit is completing a brand and SKU optimization, which is expected to reduce in‑market brand and SKU count by approximately 25% and 50%, respectively, as the Company further focuses on the highest performing and more profitable segments within the Canadian adult-use cannabis market.

Demonstrating continued momentum across our Consumer Products businesses; strong sequential revenue growth for Storz & Bickel; meaningful year-over-year gains in BioSteel distribution and sales velocity

• Despite a decrease in revenues as compared to Q3 FY2022, Storz & Bickel delivered sequential revenue growth of 50% in Q3 FY2023 driven by traditionally strong seasonal sales.
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BioSteel has reached a 10.4% share of convenience and gas channel in Canada, up 300 basis points ("bps") sequentially, and 13.8% share in Ontario, representing a sequential quarterly increase of 260 bps[8].

• BioSteel All-Commodity Volume in the U.S. of 34% in Q3 FY2023, represents an increase of 2600 bps compared to the corresponding period of the prior year[9].
• BioSteel Ready-to-Drink ("RTD") U.S. scanned sales for the year ended January 1, 2023 increased 157% from prior year[10].
• Subsequent to the end of Q3 FY2023, BioSteel announced the signing of multi-year partnerships with 6 NHL teams.

U.S. THC companies continue to strengthen and expand their businesses
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In the third quarter of calendar 2022, Acreage[11] reported revenue increasing 28% year over year and delivering their 7th consecutive quarter of positive Adjusted EBITDA[12] (as calculated by Acreage and set forth in Acreage’s Third Quarter 2022 Financial Results press release available under Acreage's profile on SEDAR at www.sedar.com and through EDGAR at www.sec.gov/edgar). Subsequent to the end of their fourth quarter of calendar 2022, Acreage began adult-use retail operations in the state of Connecticut.

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In January 2023, Wana[13] and TerrAscend Corp. announced an agreement to bring Wana-branded edibles to the new adult-use market in the state of New Jersey and expand availability in the state of Maryland[14].

• In February 2023, Jetty[15] announced the upcoming availability of Jetty products in the state of New York[16].

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8 Nielsen data 13-weeks ended December 3, 2022.

9 IRI data for the 52 weeks ended January 1, 2023.

10 IRI data for the 52 weeks ended January 1, 2023.

11 Until such time as the rights to acquire Acreage are exercised, neither the Company nor CUSA will have any direct or indirect economic or voting interests in Acreage, neither the Company nor CUSA will directly or indirectly control Acreage, and each of the Company, CUSA and Acreage will continue to operate independently of one another. The Company holds non-voting and non-participating shares in CUSA that are exchangeable into common shares of CUSA.

12 Canopy Growth and Acreage may calculate Adjusted EBITDA differently as Adjusted EBITDA does not have any standardized meaning and therefore may not be comparable as between the Company and Acreage.

13 Until such time as CUSA elects to exercise its rights to acquire Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (collectively, “Wana”), CUSA will have no direct or indirect economic or voting interests in Wana, CUSA will not directly or indirectly control Wana, and CUSA, on the one hand, and Wana, on the other hand, will continue to operate independently of one another. The Company holds non-voting and non-participating shares in CUSA that are exchangeable into common shares of CUSA.

14 https://ir.terrascend.com/news-events/press-releases/detail/94/wana-brands-partners-with-terrascend-to-bring-its

15 Until such time as CUSA elects to exercise its rights to acquire Lemurian, Inc. (“Jetty”), CUSA will have no direct or indirect economic or voting interests in Jetty, CUSA will not directly or indirectly control Jetty, and CUSA, on the one hand, and Jetty, on the other hand, will continue to operate independently of one another. The Company holds non-voting and non-participating shares in CUSA that are exchangeable into common shares of CUSA.

16 https://www.linkedin.com/feed/update/urn:li:activity:7027376107637137408/

Third Quarter Fiscal 2023 Revenue Review17

Revenue by Channel

(in millions of Canadian dollars, unaudited)	Q3 FY2023	Q3 FY2022	Vs. Q3 FY2022
Canada cannabis
Canadian adult-use cannabis
Business-to-business[18]	$21.5	$33.3	(35%)
Business-to-consumer	$11.0	$14.5	(24%)
	$32.5	$47.8	(32%)
Canadian medical cannabis[19]	$14.1	$12.9	9%
	$46.6	$60.7	(23%)
Rest-of-world cannabis
C3	$-	$9.7	(100%)
Other rest-of-world cannabis[20]	$5.8	$12.6	(54%)
	$5.8	$22.3	(74%)

Storz & Bickel	$20.2	$25.2	(20%)
BioSteel[21]	$16.4	$17.0	(4%)
This Works	$8.3	$10.7	(22%)
Other	$3.9	$5.1	(24%)

Net revenue	$101.2	$141.0	(28%)

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17 In Q3 FY23, we are reporting our financial results for the following five reportable segments: (i) Canada cannabis; (ii) rest-of-world cannabis; (iii) Storz & Bickel; (iv) BioSteel; and (v) This Works. Information regarding segment net revenue and segment gross margin for the comparative periods has been restated to reflect the aforementioned change in reportable segments.

18 For Q3 FY2023, amount is net of excise taxes of $10.8 million and other revenue adjustments of $2.0 million (Q3 FY2022 - $12.8 million and $1.0 million, respectively).

19 For Q3 FY2023, amount is net of excise taxes of $1.3 million (Q3 FY2022 - $1.3 million).

20 For Q3 FY2023, amount reflects other revenue adjustments of $3.7 million (Q3 FY2022 - $1.4 million).

21 For Q3 FY2023, amount reflects other revenue adjustments of $3.2 million (Q3 FY2022 - $1.3 million).

Canada Cannabis

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Adult-use business-to-business net revenue in Q3 FY2023 decreased 35% over the prior year period driven primarily by lower sales volumes, particularly in value-priced dried flower, resulting from both the strategic shift in our product portfolio and increased competition. These factors were partially offset by a more favourable product mix.

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Adult-use business-to-consumer net revenue in Q3 FY2023 decreased 24% versus Q3 FY2022 largely driven by increased competition from the rapid growth in third party retail locations across provinces.

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Medical net revenue in Q3 FY2023 increased 9% from Q3 FY2022 driven by growth in insured patient registrations and continued expansion of product offerings.

Rest-of-world Cannabis

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Rest-of-world cannabis revenue in Q3 FY2023 decreased 74% over Q3 FY2022 due primarily to the divestiture of C3 and a decline in our U.S. CBD business.
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Excluding the impact of the divestiture of C3, rest-of-world cannabis net revenue decreased 54% as compared to Q3 FY2022, primarily due to declines in sales to Israel and our U.S. CBD business, partially offset by strong growth in Australia.

Storz & Bickel

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Storz & Bickel vaporizer revenue in Q3 FY2023 decreased 20% over Q3 FY2022 due primarily to continued slowdown in consumer spending.

BioSteel

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BioSteel sales in Q3 FY2023 decreased 4% over Q3 FY2022 due to lapping of strong sales in the prior year quarter driven by the timing of distribution load-in in the U.S.

This Works

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This Works sales in Q3 FY2023 decreased 22% over Q3 FY2022 due in part to softer performance of certain product lines and the impact of foreign exchange rates.

The Q3 FY2023 and Q3 FY2022 financial results presented in this press release have been prepared in accordance with U.S. GAAP.

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Webcast and Conference Call Information

The Company will host a conference call and audio webcast with David Klein, CEO and Judy Hong, CFO at 10:00 AM Eastern Time on February 9, 2023.

Webcast Information

A live audio webcast will be available at https://app.webinar.net/DpogWGlRL06.

Replay Information

A replay will be accessible by webcast until 11:59 PM Eastern Time on May 8, 2023 at https://app.webinar.net/DpogWGlRL06.

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted EBITDA is calculated as the reported net income (loss), adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; restructuring costs recorded in cost of goods sold; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs. Asset impairments related to periodic changes to the Company’s supply chain processes are not excluded from Adjusted EBITDA given their occurrence through the normal course of core operational activities. The Adjusted EBITDA reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2022 (the "Form 10-Q") to be filed with the Securities and Exchange Commission (the “SEC”).

Free Cash Flow is a non- GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. The Free Cash Flow reconciliation is presented within this news release and explained in the Form 10-Q to be filed with the SEC.

Adjusted Gross Margin and Adjusted Gross Margin Percentage are non-GAAP measures used by management that are not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted Gross Margin is calculated as gross margin excluding restructuring and other charges recorded in cost of goods sold, and charges related to the flow-through of inventory step-up on business combinations. Adjusted Gross Margin Percentage is calculated as Adjusted Gross Margin divided by net revenue. The Adjusted Gross Margin and Adjusted Gross Margin Percentage reconciliation is presented within this news release and explained in the Form 10-Q to be filed with the SEC.

Contact:

Jennifer White

Sr. Manager, Communications

media@canopygrowth.com

Tyler Burns

Director, Investor Relations

tyler.burns@canopygrowth.com

About Canopy Growth Corporation

Canopy Growth Corporation (“Canopy”) is a leading North American cannabis and CPG company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to our consumers, Canopy delivers innovative products with a focus on premium and mainstream cannabis brands including Doja, 7ACRES, Tweed, and Deep Space. Our CPG portfolio features sugar-free sports hydration brand BioSteel, targeted 24-hour skincare and wellness solutions from This Works, gourmet wellness products by Martha Stewart CBD, and category defining vaporizer technology made in Germany by Storz & Bickel.

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Canopy has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through its rights to Acreage Holdings, a vertically integrated multi-state cannabis operator with principal operations in densely populated states across the Northeast, as well as Wana Brands, a leading cannabis edible brand in North America, and Jetty Extracts, a California-based producer of high-quality cannabis extracts and pioneer of clean vape technology.

Beyond our world-class products, Canopy is leading the industry forward through a commitment to social equity, responsible use, and community reinvestment—pioneering a future where cannabis is understood and welcomed for its potential to help achieve greater well-being and life enhancement.

For more information visit www.canopygrowth.com.

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. To the extent any forward-looking statements in this news release constitutes “financial outlooks” within the meaning of applicable Canadian securities laws, the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

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laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including CBD) products and the scope of any regulations by the U.S. Food and Drug Administration, the U.S. Drug Enforcement Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office, the U.S. Department of Agriculture (the “USDA”) and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;

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expectations regarding the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;

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the Company’s ability to execute on its strategy to accelerate the Company’s entry into the U.S. cannabis market through the creation of Canopy USA , LLC (“Canopy USA”)(the “Reorganization”);

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expectations regarding the potential success of, and the costs and benefits associated with the Reorganization;

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expectations regarding the potential success of, and the costs and benefits associated with comprehensive steps and actions being undertaken by the Company with respect to its Canadian operations (the “Canadian Transformation Plan”)

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expectations to capitalize on the opportunity for growth in the United States cannabis sector and the anticipated benefits of such strategy;

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the timing and outcome of the arrangement agreement we entered into with Acreage Holdings and Canopy USA on October 24, 2022 (the “Floating Share Arrangement Agreement)”, the anticipated benefits of such arrangement, the anticipated timing of the related Acreage Holdings special meeting of shareholders and the acquisition of Acreage Holdings’ Class E subordinate voting shares (the “Fixed Shares”) and Class D subordinated voting shares by Canopy USA, the satisfaction or waiver of the closing conditions set out in the Floating Share Arrangement Agreement and the arrangement agreement we previously entered into with Acreage Holdings, including receipt of all regulatory approvals, and the anticipated timing and occurrence of the Company’s exercise of the option to acquire the Fixed Shares and closing of such transaction;

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the anticipated timing and occurrence of the Company’s special meeting of shareholders to approve an amendment to the Company’s articles of incorporation (the “Amendment Proposal”);

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expectations related to our announcement of certain restructuring actions (the “Restructuring Actions”), the Reorganization, the Canadian Transformation Plan and any progress, challenges and effects related thereto as well as changes in strategy, metrics, investments, costs, operating expenses, employee turnover and other changes with respect thereto;

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our ability to refinance debt as and when required on terms favorable to us and comply with covenants contained in our debt facilities and debt instruments;

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expectations regarding the laws and regulations and any amendments thereto relating to the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the USDA and relevant state regulatory authorities;

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expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, joint ventures, strategic alliances, equity investments and dispositions;

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the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;

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our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;

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our ability to successfully create and launch brands and further create, launch and scale cannabis-based products and U.S. hemp-derived consumer products in jurisdictions where such products are legal and that we currently operate in;
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the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;

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the anticipated benefits and impact of the investments in us (the “CBI Group Investments”) from Constellation Brands, Inc. (“CBI”) and its affiliates (together, the “CBI Group”);

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the potential exercise of the warrants held by the CBI Group, pre-emptive rights and/or top-up rights held by the CBI Group;
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expectations regarding the use of proceeds of equity financings, including the proceeds from the CBI Group Investments;

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the legalization of the use of cannabis for medical or adult-use in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;

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our ability to execute on our strategy and the anticipated benefits of such strategy;

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the ongoing impact of the legalization of additional cannabis product types and forms for adult-use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;

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the ongoing impact of developing provincial, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;

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the timing and nature of legislative changes in the U.S. regarding the regulation of cannabis including tetrahydrocannabinol (“THC”);

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the future performance of our business and operations;

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our competitive advantages and business strategies;

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the competitive conditions of the industry;

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the expected growth in the number of customers using our products;

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our ability or plans to identify, develop, commercialize or expand our technology and research and development initiatives in cannabinoids, or the success thereof;

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expectations regarding revenues, expenses and anticipated cash needs;

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expectations regarding cash flow, liquidity and sources of funding;

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expectations regarding capital expenditures;

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the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;

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the expected growth in our growing, production and supply chain capacities;

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expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;

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expectations with respect to future production costs;

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expectations with respect to future sales and distribution channels and networks;

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the expected methods to be used to distribute and sell our products;

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our future product offerings;

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the anticipated future gross margins of our operations;

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accounting standards and estimates;

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expectations regarding our distribution network;

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expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements; and

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expectations on price changes in cannabis markets.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; and (xiii) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct. Financial outlooks, as with forward-looking statements generally, are, without limitation, based on the assumptions and subject to various risks

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as set out herein. Our actual financial position and results of operations may differ materially from management’s current expectations and, as a result, our Adjusted EBITDA and SG&A cost savings may differ materially from the values provided in this news release.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the Securities and Exchange Commission (the “SEC”) and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, our limited operating history; the risks that if Canopy USA acquires Wana, Jetty or the Fixed Shares of Acreage without structural amendments to our interest in Canopy USA, the listing of our common shares on Nasdaq may be jeopardized; our ability to implement structural changes to our interest in Canopy USA, if necessary;; inherent uncertainty associated with projections; the diversion of management time on issues related to Canopy USA; the ability of parties to certain transactions to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and shareholder approvals; the risks that our Restructuring Actions will not result in the expected cost-savings, efficiencies and other benefits or will result in greater than anticipated turnover in personnel; risks that we may be required to write down intangible assets, including goodwill, due to impairment; changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; risk relating to the long term macroeconomics effects of the COVID-19 pandemic and any future pandemic or epidemic; consumer demand for cannabis and U.S. hemp products; inflation risks; the risks and uncertainty regarding future product development; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; the risk that cost savings and any other synergies from the CBI Group Investments may not be fully realized or may take longer to realize than expected; the implementation and effectiveness of key personnel changes; risks associated with jointly owned investments; risks relating to our current and future operations in emerging markets; risks relating to inventory write downs; future levels of revenues and the impact of increasing levels of competition; risks related to the protection and enforcement of our intellectual property rights; our ability to manage disruptions in credit markets or changes to our credit ratings; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; risks related to the integration of acquired businesses; the timing and manner of the legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, or threatened litigation or proceedings, on our business, financial condition, results of operations and cash flows; risks related to stock exchange restrictions; risks associated with divestment and restructuring; volatility in and/or degradation of general economic, market, industry or business conditions; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; third-party manufacturing risks; third-party transportation risks; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; changes in regulatory requirements in relation to our business and products; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2022 and in Item 1A of Part II of the Form 10-Q. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the forward-looking statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

Participants in the Solicitation

Canopy Growth and its directors and executive officers may be deemed participants in the solicitation of proxies from Canopy Growth shareholders with respect to the Amendment Proposal. A description of each of these persons’ interests in the Amendment Proposal is

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contained in the Company’s revised preliminary proxy statement on Schedule 14A filed with the SEC on January 17, 2023 (as may be amended, the “Preliminary Proxy Statement”) and will be contained in the Company’s definitive proxy statement relating to the Amendment Proposal (the “Definitive Proxy Statement”) when it becomes available. The Preliminary Proxy Statement is (and the Definitive Proxy Statement when it becomes available will be) available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8 or by email to invest@canopygrowth.com. Investors should read the Preliminary Proxy Statement (and the Definitive Proxy Statement when it becomes available) because they will contain important information.

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Schedule 1

CANOPY GROWTH CORPORATION

CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS

(in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	December 31, 2022	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$598,131	$776,005
Short-term investments	191,119	595,651
Restricted short-term investments	12,932	12,216
Amounts receivable, net	104,640	96,443
Inventory	213,937	204,387
Prepaid expenses and other assets	52,151	52,700
Total current assets	1,172,910	1,737,402
Other financial assets	598,387	800,328
Property, plant and equipment	874,029	942,780
Intangible assets	213,530	252,695
Goodwill	142,076	1,866,503
Other assets	19,223	15,342
Total assets	$3,020,155	$5,615,050

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$63,139	$64,270
Other accrued expenses and liabilities	75,985	75,278
Current portion of long-term debt	455,483	9,296
Other liabilities	84,134	64,054
Total current liabilities	678,741	212,898
Long-term debt	750,118	1,491,695
Deferred income tax liabilities	8,988	15,991
Liability arising from Acreage Arrangement	-	47,000
Warrant derivative liability	668	26,920
Other liabilities	141,891	190,049
Total liabilities	1,580,406	1,984,553
Commitments and contingencies
Redeemable noncontrolling interest	11,408	36,200
Canopy Growth Corporation shareholders' equity:
Common shares - $nil par value; Authorized - unlimited number of shares; Issued - 494,891,390 shares and 394,422,604 shares, respectively	7,867,310	7,482,809
Additional paid-in capital	2,510,086	2,519,766
Accumulated other comprehensive loss	(14,248)	(42,282)
Deficit	(8,937,603)	(6,370,337)
Total Canopy Growth Corporation shareholders' equity	1,425,545	3,589,956
Noncontrolling interests	2,796	4,341
Total shareholders' equity	1,428,341	3,594,297
Total liabilities and shareholders' equity	$3,020,155	$5,615,050

Schedule 2

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Three months ended December 31,
	2022	2021
Revenue	$113,349	$155,024
Excise taxes	12,136	14,052
Net revenue	101,213	140,972
Cost of goods sold	103,654	130,882
Gross margin	(2,441)	10,090
Operating expenses:
Selling, general and administrative expenses	122,636	116,835
Share-based compensation	6,428	6,777
Asset impairment and restructuring costs	22,259	36,439
Total operating expenses	151,323	160,051
Operating loss	(153,764)	(149,961)
Other income (expense), net	(113,340)	34,282
Loss before income taxes	(267,104)	(115,679)
Income tax recovery	382	183
Net loss	(266,722)	(115,496)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interest	(5,139)	(6,571)
Net loss attributable to Canopy Growth Corporation	$(261,583)	$(108,925)

Basic and diluted loss per share	$(0.54)	$(0.28)
Basic and diluted weighted average common shares outstanding	486,112,598	393,818,282

Schedule 3

CANOPY GROWTH CORPORATION

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of Canadian dollars, unaudited)

	Nine months ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(2,586,189)	$258,128
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	43,185	56,467
Amortization of intangible assets	20,561	27,462
Share of loss on equity method investments	-	100
Share-based compensation	21,725	35,856
Asset impairment and restructuring costs	1,797,854	113,250
Income tax expense (recovery)	11,587	(490)
Non-cash fair value adjustments and charges related to settlement of unsecured senior notes	325,742	(893,024)
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable	(8,197)	4,083
Inventory	(9,550)	6,702
Prepaid expenses and other assets	(6,866)	28,818
Accounts payable and accrued liabilities	(3,202)	(30,764)
Other, including non-cash foreign currency	(24,459)	(25,713)
Net cash used in operating activities	(417,809)	(419,125)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(6,176)	(36,620)
Purchases of intangible assets	(1,265)	(4,564)
Proceeds on sale of property, plant and equipment	10,894	25,660
Redemption of short-term investments	415,322	340,218
Net cash proceeds on sale of subsidiaries	12,432	10,324
Investment in other financial assets	(67,186)	(374,414)
Net cash outflow on acquisition of subsidiaries	(24,223)	(14,947)
Other investing activities	2,327	(16,759)
Net cash provided by (used in) investing activities	342,125	(71,102)
Cash flows from financing activities:
Proceeds from issuance of common shares and warrants	856	1,460
Proceeds from exercise of stock options	270	5,455
Repayment of long-term debt	(117,951)	(50,217)
Other financing activities	(29,096)	(3,036)
Net cash used in financing activities	(145,921)	(46,338)
Effect of exchange rate changes on cash and cash equivalents	43,731	(2,942)
Net decrease in cash and cash equivalents	(177,874)	(539,507)
Cash and cash equivalents, beginning of period	776,005	1,154,653
Cash and cash equivalents, end of period	$598,131	$615,146

Schedule 4

Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)
	Three months ended December 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2022	2021
Net revenue	$101,213	$140,972

Gross margin, as reported	(2,441)	10,090
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	3,626	4,554
Charges related to the flow-through of inventory step-up on business combinations	-	3,147
Adjusted gross margin[1]	$1,185	$17,791

Adjusted gross margin percentage[1]	1%	13%
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

Schedule 5

Adjusted EBITDA[1] Reconciliation (Non-GAAP Measure)
	Three months ended December 31,
(in thousands of Canadian dollars, unaudited)	2022	2021
Net loss	$(266,722)	$(115,496)
Income tax recovery	(382)	(183)
Other (income) expense, net	113,340	(34,282)
Share-based compensation	6,428	6,777
Acquisition-related costs	13,347	1,617
Depreciation and amortization	20,602	30,017
Asset impairment and restructuring costs	22,259	36,439
Restructuring costs recorded in cost of goods sold	3,626	4,554
Charges related to the flow-through of inventory step-up on business combinations	-	3,147
Adjusted EBITDA[1]	$(87,502)	$(67,410)

[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".

Schedule 6

Free Cash Flow[1] Reconciliation (Non-GAAP Measure)
	Three months ended December 31,
(in thousands of Canadian dollars, unaudited)	2022	2021
Net cash used in operating activities	$(143,894)	$(167,380)
Purchases of and deposits on property, plant and equipment	(1,868)	(962)
Free cash flow[1]	$(145,762)	$(168,342)
[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Schedule 7

Segmented Gross Margin and Segmented Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)[2]
	Three months ended December 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2022	2021
Canada cannabis segment
Net revenue	$46,617	$60,678
Gross margin, as reported	(5,281)	(13,121)
Gross margin percentage, as reported	(11%)	(22%)
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	1,689	1,972
Charges related to the flow-through of inventory step-up on business combinations	-	3,147
Adjusted gross margin[1]	$(3,592)	$(8,002)
Adjusted gross margin percentage[1]	(8%)	(13%)

Rest-of-world cannabis segment
Revenue	$5,846	$22,299
Gross margin, as reported	(2,184)	4,660
Gross margin percentage, as reported	(37%)	21%
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	256	2,582
Adjusted gross margin[1]	$(1,928)	$7,242
Adjusted gross margin percentage[1]	(33%)	32%

Storz & Bickel segment
Revenue	$20,214	$25,205
Gross margin, as reported	9,186	11,172
Gross margin percentage, as reported	45%	44%

Adjusted gross margin[1]	$9,186	$11,172
Adjusted gross margin percentage[1]	45%	44%

BioSteel segment
Revenue	$16,363	$16,974
Gross margin, as reported	(7,669)	1,352
Gross margin percentage, as reported	(47%)	8%
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	1,619	-
Adjusted gross margin[1]	$(6,050)	$1,352
Adjusted gross margin percentage[1]	(37%)	8%

This Works segment
Revenue	$8,289	$10,730
Gross margin, as reported	4,032	5,469
Gross margin percentage, as reported	49%	51%
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	62	-
Adjusted gross margin[1]	$4,094	$5,469
Adjusted gross margin percentage[1]	49%	51%

[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

2 In Q3 FY23, we are reporting our financial results for the following five reportable segments: (i) Canada cannabis; (ii) rest-of-world cannabis; (iii) Storz & Bickel; (iv) BioSteel; and (v) This Works. Information regarding segment net revenue and segment gross margin for the comparative periods has been restated to reflect the aforementioned change in reportable segments.